Exhibit 99.1

Harvard Bioscience Announces Strategic Consolidation of Manufacturing Operations to Improve Efficiency and Support Long-Term Growth

-	Streamlining production footprint and improving manufacturing efficiency through phased closure of Holliston, MA plant
-	Initiative expected to deliver approximately $3 million in cost savings in 2027 and $4 million in annual cost savings beginning in 2028 while improving throughput and execution

HOLLISTON, Mass., January 29, 2026 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company” or “Harvard Bioscience”), today announced a strategic consolidation of its manufacturing operations designed to enhance operational efficiency, strengthen execution, and accelerate cost-savings efforts.

The Company will close its manufacturing facility in Holliston, MA and transition U.S. production to its manufacturing hub in Minneapolis, MN. Certain operations will also be relocated to facilities in Germany, Sweden, and the UK, aligning specific product lines with their designated center of excellence and most strategically advantageous logistical location.

“Building upon the enhanced flexibility provided by our recent refinancing, this consolidation represents a meaningful step forward in simplifying our manufacturing footprint and strengthening our operating model,” said John Duke, CEO of Harvard Bioscience. “As we have been able to take a deeper look at the business, concentrating our U.S. manufacturing and relocating certain operations to respective international facilities will better leverage the scale, capabilities, and expertise of our sites. We expect the operational synergies generated by the move to improve execution and increase speed-to-market as we build a more agile organization to drive long-term value creation for customers and shareholders.”

The Holliston facility will remain operational throughout 2026 to support continuity and customer service. The consolidation is expected to be completed by the first quarter of 2027. The Company has implemented a comprehensive, phased transition plan designed to prevent any disruption to order fulfillment, product quality, and technical support. Transition-related costs are expected to generate incremental operating expenses throughout 2026 and in the first half of 2027.

This initiative is expected to result in approximately $3 million in cost savings in 2027, and once fully implemented, approximately $4 million in annual cost savings going forward. The savings include reduced overhead, SKU rationalization, improved asset utilization, and a targeted reconfiguration of the Company’s workforce across impacted operations.

The Company has also filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing additional details regarding the consolidation of operations.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, drug and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, statements concerning the impact of the strategic consolidation of the Company’s manufacturing operations, the sustainability of the Company’s capital structure, its lower near-term refinancing risk and path toward long-term deleveraging, expected future financial and operational performance, the strength of the Company’s market position, business model and anticipated macroeconomic conditions, and matters relating to our ability to continue as a going concern, fund our operations, or comply with the terms of our credit agreement. Forward-looking statements do not guarantee future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission (“SEC”), as well as in the Company’s other filings with the SEC. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Harvard Bioscience Investor Inquiries:

Mark Frost

Interim Chief Financial Officer

(508) 893-3120

investors@harvardbioscience.com